Exhibit 99.1

FOR IMMEDIATE RELEASE

MPC CORPORATION ANNOUNCES THIRD QUARTER 2007 NET INCOME AND OTHER FINANCIAL RESULTS

Nampa, ID, November 14, 2007 — MPC Corporation (AMEX:MPZ) today announced financial results for the third quarter ended September 30, 2007. These results do not include the operations of the Gateway Professional business, which MPC acquired on October 1, 2007.

Net revenue for the quarter was $57.9 million compared to $76.6 million for the same period in 2006. Gross margin as a percentage of sales for Q3 2007 increased to 16.8% from 11.5% in Q3 2006. The operating loss for the quarter was $1.2 million, compared to $3.4 million in Q3 2006.

The company reported net income of $24.0 million, or $1.68 per basic common share and $(0.04) per diluted common share, compared to a net loss of $40.3 million, or $(3.33) per basic and diluted common share, for the same period in 2006. Diluted loss per share for Q3 2007 assumes the conversion of the company’s convertible debentures and the exercise of warrants and excludes, on a diluted basis, income recognized from these derivative financial instruments.

The $24.0 million net income for Q3 2007 includes the effect of non-operating, non-cash income of $26.3 million related to the decline in the fair value of derivative financial instruments carried as derivative liabilities. The financial instruments consist of convertible debentures and warrants to purchase common stock of the company. The fair values of the derivatives are determined in part by, and fluctuate with, the market value of the company’s common stock, which decreased during the third quarter of 2007. The company’s results for the 2006 third quarter included the effect of non-operating, non-cash charges of $25.9 million related to an increase in the fair value of these derivatives, and $10.5 million from the extinguishment of a bridge loan. Approximately 90% of the company’s convertible notes were converted to common stock on October 1, 2007.

MPC Chairman and CEO John P. Yeros commented, “Our recent acquisition of the Gateway Professional business has greatly expanded MPC’s client roster, product portfolio and service capabilities, and given us the scale to compete more effectively against larger rivals in our industry. The combined revenue of MPC and Gateway’s Professional business for 2006 was $1.2 billion. Our integration of the Gateway Pro business is proceeding smoothly and we look forward to reporting on the results of our combined businesses in future periods, as we begin to capitalize on the increased scale provided by the acquisition.”

MPC CFO Curtis Akey added, “We are pleased with the increased gross margins and reduction of operating loss.”

About MPC Corporation

MPC Corporation (AMEX: MPZ), a major US PC vendor since 1991, provides enterprise IT hardware solutions to small-and-medium businesses, government agencies and education organizations. With its acquisition of Gateway’s Professional business in October 2007, MPC became one of the leaders in the US market providing PCs, servers and storage products to professional customers. MPC provides additional value with an industry-leading level of service and support. For more information, visit MPC online at www.mpccorp.com.

Cautionary Statement

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of MPC Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-

looking statements. Other factors that could materially affect such forward-looking statements can be found in MPC Corporation’s filings with the Securities and Exchange Commission, including risk factors, at www.sec.gov. Investors, potential investors and other readers are urged to consider these risk factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on forward-looking statements. There can be no assurance that the company’s increased scale resulting from the Gateway Pro acquisition can be maintained, that MPC will be able to compete more effectively against larger rivals in the industry, or that the revenues of the combined company will continue at historical levels. MPC may not be able to continue to narrow its operating losses, and the higher levels of gross margin as a percentage of sales that were realized in the third quarter may not continue in future periods. The forward-looking statements made herein are only made as of the date of this press release and MPC Corporation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contact	Investor Relations Contact	Media Contact
Ross Ely, EVP	Harriet Fried / Jody Burfening	Dolores Naney
MPC Corporation	Lippert/Heilshorn & Assoc.	Lippert/Heilshorn & Assoc
208-893-1560	(212) 838-3777	(212) 838-3777
rjely@mpcocrp.com	hfried@lhai.com	dnaney@lhai.com

MPC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,077	$4,839
Restricted cash	4,033	4,585
Accounts receivable, net	24,908	45,643
Inventories, net	28,151	18,189
Prepaid maintenance and warranty costs	9,679	6,391
Other current assets	733	935
Total Current Assets	68,581	80,582

Non-Current Assets
Property and equipment, net	2,898	4,914
Goodwill	22,197	22,197
Acquired intangibles, net	8,750	10,108
Long-term portion of prepaid maintenance and warranty costs	1,419	844
Other assets	2,966	3,792
Total Non-Current Assets	38,230	41,855
TOTAL ASSETS	$106,811	$122,437

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$28,691	$32,536
Accrued expenses	4,906	4,354
Accrued licenses and royalties	1,262	1,540
Current portion of accrued warranties	2,384	2,220
Current portion of deferred revenue	23,789	15,607
Notes payable and debt	30,685	34,834
Total Current Liabilities	91,717	91,091

Long Term Liabilities
Non-current portion of accrued warranties	1,756	2,127
Non-current portion of deferred revenue	20,269	22,979
Derivative warrant liability	3,939	6,129
Derivative financial instruments at estimated fair value	13,428	21,234
Total Long Term Liabilities	39,392	52,469
TOTAL LIABILITIES	131,109	143,560

COMMITMENTS AND CONTINGENCIES

Shareholders' Equity
Preferred Stock, no par value; 1,000,000 shares authorized; no shares issued and outstanding at 2007 and 2006	-	-
Common Stock, no par value, 100,000,000 shares authorized; 15,270,020 and 12,147,438 shares issued and outstanding at 2007 and 2006, respectively	64,803	61,454
Accumulated Deficit	(89,101)	(82,577)
Total Shareholders' Equity (Deficit)	(24,298)	(21,123)

TOTAL LIABILITIES AND EQUITY	$106,811	$122,437

MPC CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except for per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006

Revenue	$57,934	$76,647	$168,298	$211,640

Cost of revenue	48,194	67,826	144,965	186,264

Gross margin	9,740	8,821	23,333	25,376

Operating expenses
Research and development expense	584	769	1,623	2,904
Selling, general and administrative expense	9,243	10,310	28,011	31,408
Depreciation and amortization	1,098	1,182	3,402	5,222
Impairment of acquired intangibles	-	-	-	19,484
Total operating expenses	10,925	12,261	33,036	59,018

Operating loss	(1,185)	(3,440)	(9,703)	(33,642)

Other (income) expense
Interest expense, net	1,381	901	4,402	3,545
Gain on vendor settlements	(255)	(734)	(480)	(1,577)
Change in estimated fair value of derivative financial instruments	(26,324)	24,931	(7,011)	25,840
Loss on debt extinguishment	-	10,511	-	10,511
Merger related stock compensation expense	-	1,261	-	1,261
Other (income) expense	35	(4)	(90)	(53)
Total other (income) expense, net	(25,163)	36,866	(3,179)	39,527

Net income (loss)	$23,978	$(40,306)	$(6,524)	$(73,169)

Income (loss) per common share:
Basic	$1.68	$(3.33)	$(0.49)	$(6.18)
Diluted	$(0.04)	$(3.33)	$(0.49)	$(6.18)

Common shares used to compute net income (loss) per share:
Basic	14,289,579	12,103,583	13,420,695	11,833,338
Diluted	39,242,797	12,103,583	13,420,695	11,833,338

MPC CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2007	2006
OPERATING ACTIVITIES
Net Loss	$(6,524)	$(73,169)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,044	2,244
Amortization of intangibles	1,358	2,978
Impairment of intangibles	-	19,484
Amortization of deferred loan costs	837	523
Common stock issued as legal settlement	-	29
Warrants issued for advisory services	-	68
Change in estimated fair value of derivative financial instruments	(7,011)	25,840
Loss on debt extinguishment	-	10,511
Stock compensation expense from vesting of restricted stock units	333	1,531
Gain on vendor settlements	(480)	(1,577)
Valuation of warrant exchange	-	767
Loss on disposal of assets	48	43
Accrued interest included in notes payable	100	45
Provision for bad debt	49	(29)
Changes in Assets and Liabilities	-	-
Accounts receivable	20,685	(3,497)
Inventory	(9,962)	1,165
Prepaid maintenance and warranties	(3,862)	10,662
Other current assets	200	547
Other non-current assets	465	(943)
Accounts payable and accrued expenses	2,664	(1,180)
Accrued licenses and royalties	(144)	(629)
Accrued warranties	(206)	(460)
Deferred revenue	5,471	(5,679)
Net cash provided (used) by operating activities	6,065	(10,726)

INVESTING ACTIVITIES
Purchase of property and equipment	(76)	(116)
Proceeds from the sale of fixed assets	-	2
Acquisition costs	(476)
Net cash used by investing activities	(552)	(114)

FINANCING ACTIVITIES
Net activity on line of credit	(8,455)	(2,938)
Net proceeds from notes payable	-	9,295
Restricted cash related to letters of credit and financing facility	551
Payment of notes payable	(1,405)	(128)
Payments on capital leases	-	(185)
Net proceeds from the exercise of stock options	34	27
Proceeds from the exercise of warrants	-	3,104
Payment of stock issuance costs	-	(155)
Net cash provided (used) by financing activities	(9,275)	9,020

Net cash decrease for period	(3,762)	(1,820)

Cash at beginning of period	4,839	3,897

Cash at end of period	$1,077	$2,077